                                                                     EXHIBIT 4.2

                               WARRANT AGREEMENT


     This WARRANT AGREEMENT (the "Agreement") is entered into as of March 12, 1999 by and between Evercom, Inc., a Delaware corporation (the "Company") and SHAREHOLDER~ (the "Holder").

     Contemporaneously with the execution of this Agreement, the Holder has agreed to acquire SHARES~ shares of the Company's First Preferred Series A Stock, $0.01 par value stock ("First Preferred Series A") and, in connection therewith, the Company has agreed to issue and sell to the Holder a Warrant, as hereinafter described (the "Warrant"), to purchase SHARES~ shares (the "Shares") of the Company's Class A Common Stock, $0.01 par value ("Class A Common"). The issuance of the Warrant by the Company shall occur concurrently with the Holder's acquisition of the shares of First Preferred Series A Stock.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of defining the terms and provisions of the Warrant and the respective rights and obligations thereunder, the Company and the Holder hereby agree as follows:

     1.   Transferability and Form of Warrant.
          -----------------------------------

     1.1. Registration.  The Warrant shall be numbered and shall be registered
          ------------
on the books of the Company when issued. This Agreement, the Warrant and any Shares issued hereunder are subject to the rights and obligations of that certain Shareholders Agreement (the "Shareholders Agreement") dated as of December 27, 1996, between the Company, and the shareholders and warrantholders of the Company.

     1.2. Non-Transferability.  The Warrant may be freely traded separate and
          -------------------
apart from the shares of First Preferred Series A. However, neither the Warrant nor the right, title or interest of the Holder in this Agreement may be transferred or assigned unless such transfer or assignment is to an "accredited investor," as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, compliance with said standard to be demonstrated by evidence reasonably satisfactory to the Company; provided, however, in the event the
                                        --------  -------
Holder assigns or transfers its interest in this Agreement, the assignee or transferee of said interest shall be subject to all Section 1.3 restrictions and shall acquire only such partial exercise rights as remain pursuant thereto. This Agreement and all rights and interests hereunder are assignable or transferable by the Holder only in whole and not in part. Any Shares issued pursuant to a Warrant issued hereunder shall be subject to the rights and obligations of that certain Registration Rights Agreement dated as of December 27, 1996, between the Company and its shareholders and warrantholders, and the Shareholders Agreement.

     1.3. Securities Law Restrictions on Transfer of the Warrant.  Neither this
          ------------------------------------------------------
Agreement, the Warrant, any of the Shares, nor any interest herein or therein may be sold, transferred, or otherwise disposed of in the absence of registration or qualification, as the case may be, of the same under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom. The Warrant may be divided, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Holder" shall include any transferee or transferee of the Warrant and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or permitted transfer pursuant to this Agreement.

     1.4. Form of Warrant.  The text of the Warrant and the form of election to
          ---------------
purchase Shares shall be substantially as set forth in EXHIBIT 1.4A and EXHIBIT
                                                       ------------     -------
1.4B attached hereto and hereby made a part hereof. The Warrant shall be
----
executed on behalf of the Company by its Chairman, President or any Vice President.

     A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

     The Warrant shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     1.5. Legend on Warrant Shares.  The Warrant and each certificate for Shares
          ------------------------
initially issued upon exercise of the Warrant, shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, EXCHANGED, MORTGAGED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) UPON RECEIPT OF AN OPINION OF THE COUNSEL TO THE TRANSFEROR, REASONABLY ACCEPTABLE TO THE ISSUER, THAT SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION IS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD THE DISTRIBUTION OR RESALE THEREOF, AND AGREES TO COMPLY WITH THE WARRANT AGREEMENT, DATED AS OF MARCH 12, 1999, BY AND AMONG EVERCOM, INC., A DELAWARE CORPORATION (THE "COMPANY") AND THE HOLDER, THE REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 27, 1996 BY AND AMONG THE COMPANY, AND ITS SHAREHOLDERS AND WARRANTHOLDERS, AND THE SHAREHOLDERS AGREEMENT DATED AS OF

DECEMBER 27, 1996 BY AND AMONG THE COMPANY, AND ITS SHAREHOLDERS AND WARRANTHOLDERS.

     Any warrant or certificate issued at any time in exchange or substitution for any warrant or certificate bearing such legend shall also bear the above legend unless, in the opinion of the Company's counsel or such other counsel as shall be reasonably approved by the Company, the securities represented thereby are no longer subject to the restrictions referred to in such legend.

     1.6. Investment Letter.  Simultaneously with the delivery to the Holder of
          -----------------
certificates or other documents representing the Shares and/or any substitute Warrant, the Holder will execute and deliver to the Company a letter, in the following form of EXHIBIT 1.6 hereto, representing to the Company as follows:
                  -----------

          (a) The Holder is acquiring the Shares and the Warrant for the Holder's own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;

          (b) The Holder is an "accredited investor", as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "1933 Act");

          (c) The Holder understands that the Holder may not sell or dispose of the Shares or the Warrant in the absence of either a registration statement under the 1933 Act or an exemption from the registration provisions of the 1933 Act;

          (d) The Holder understands that the Warrant and the Shares are subject to restrictions on transfer as provided in the Shareholders Agreement;

          (e) The Holder understands and agrees that if he should decide to dispose of or transfer any of the Shares or the Warrant, he may dispose of them only (i) to an "accredited investor", (ii) in compliance with the 1933 Act, as then in effect, and (iii) upon delivery to the Company of an opinion, in form and substance reasonably satisfactory to the Company, of recognized securities counsel to the effect that the disposition or transfer is to be made in compliance with all applicable federal and state securities laws; and

          (f) The Holder understands that stop-transfer instructions to the foregoing effect will be in effect with respect to the Shares and the Warrant.

     2.   Exchange of Warrant Certificate.  Subject in all respects to the
          -------------------------------
limitations on transferability and divisibility of Section 1 hereof, any certificate evidencing all or a portion of the Warrant may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitling such Holder to purchase. Any Holder desiring to exchange a certificate evidencing all or a portion of the Warrant, shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the portion of the Warrant to be so exchanged.

Thereupon, the Company shall, within five (5) business days, execute and deliver to the person entitled thereto a new certificate evidencing all or a portion of the Warrant as so requested.

     3.   Term of Warrants; Exercise of Warrants.
          --------------------------------------

          (a) Subject to the terms of this Agreement, the Holder shall have the right, at any time during the period commencing at 9:00 a.m. New York, New York time, on March 12, 1999 (the "Exercisability Date" ), and ending at 5:00 p.m., New York, New York time, on December 31, 2007 (the "Termination Date"), to purchase from the Company up to the number of Shares which the Holder may at the time be entitled to purchase pursuant to this Agreement and the portion of the Warrant (or certificate therefor) then held by it, upon surrender to the Company, at its principal office in Dallas, Texas, of the certificate evidencing the portion of the Warrant to be exercised together with the purchase form duly filled in and signed, and upon payment to the Company of the portion of the Warrant Price, as defined in and determined in accordance with the provisions of Sections 6 and 7 hereof, allocable to the number of Shares with respect to which such portion of the Warrant is then exercised. Payment of the Warrant Price shall be made (i) in cash, by cashier's check or by wire transfer or (ii) through the surrender of debt, preferred equity securities or Common Stock of the Company having a principal amount, liquidation preference, or current market price, as the case may be, equal to the aggregate Warrant Price to be paid (to the extent then due and payable, the Company will pay the accrued interest or dividends on such surrendered debt, preferred equity securities, or Common Stock in cash at the time of surrender and, if not due and payable at the time of surrender, the Company will issue a like debt instrument or preferred equity securities in the amount of such accrued interest or dividend, as the case may
be) or (iii) through "cashless" or "net-issue" exercise provided in Section 3(b) below.

          (b) The holder of the Warrant may also exercise the Warrant in a "cashless" or "net-issue" exercise by delivery to the Company of (a) the written notice described in Section 3(a) above, (b) the Warrant and (c) written notice that the holder elects to make payment of the Warrant Price, in full or in part, by surrender of its right to purchase certain shares of Common Stock pursuant to the Warrant. For purposes of this Section 3(b), the value of the surrender of the right to purchase a share of Common Stock shall be attributed a value equal to (i) the current market price per share of Common Stock minus (ii) the then Warrant Price per share of Common Stock. If the determination of current market price per share of Common Stock is to be made for a "cashless" or "net-issue" exercise in connection with an initial public offering of Common Stock, the current market price per share of Common Stock shall equal the per share offering price without deductions for any compensation, discounts or expenses paid or incurred by the Company in connection with such offering. Otherwise, the current market price shall be determined in accordance with the provisions of
Section 7.1(f) hereof.

          (c) Upon such surrender of the Warrant (or certificate therefor) and payment of such Warrant Price as aforesaid, or after "cashless" or "net issue" exercise, the Company shall, within five (5) business days, issue and cause to be delivered to or upon the written order of the Holder, and in such name or names as the Holder may designate, certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 8 hereof, with respect to any fractional Shares otherwise issuable upon such surrender and the cash, property and other securities to which the Holder is entitled pursuant to the provisions of Section
7. The Warrant shall be exercisable, at the election of the Holder, either in whole or from time to time in part and, in the event that the certificate evidencing the Warrant is exercised with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Warrant shall be issued by the Company.

     4.   Payment of Taxes.  The Company shall pay all documentary stamp taxes,
          ----------------
if any, attributable to the initial issuance of the Shares; provided that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of the Warrant or the Shares.

     5.   Mutilated or Missing Warrant.  In case the certificate or certificates
          ----------------------------
evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe, not to exceed Two Hundred Fifty and no/100 Dollars ($250) per occurrence.

     6.   Warrant Price.
          -------------

     6.1. Warrant Price. The per Share price (the "Warrant Price") at which
          -------------
Shares shall be purchasable upon the exercise of the Warrant is $1,000, subject to adjustment pursuant to Section 7 hereof.

     7.   Adjustment of Warrant Price and Number of Shares.
          ------------------------------------------------

     7.1. Adjustment of Warrant Price and Number of Shares.  After the issuance
          ------------------------------------------------
of the Warrant, the number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Adjustments for Change in Capital Stock.  In the event the Company
              ---------------------------------------
shall (A) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, (D) make a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock, (E) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, or (F) take any action which would result in any of the foregoing, then the Warrant Price and the number and kind of shares of capital stock of the Company issuable upon exercise of a Warrant as in effect immediately prior to such action shall then be proportionally adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     An adjustment made pursuant to this Section 7.1(a)(i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Warrant Price between the classes of capital stock. After such allocation, the exercise privilege and the Warrant Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

          (b) Adjustment for Rights Issue.  If the Company distributes any
              ---------------------------
rights, options or warrants to any holder of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Warrant Price shall be adjusted in accordance with the formula:

                                    O +    N  x  P
                                       ----------------
                         W' = W x             M
                                   --------------------
                                           O  +  N
     Where:

          W' = the adjusted Warrant Price

          W  = the current Warrant Price

          O = the number of shares of Common Stock outstanding on the record date

          N  = the number of additional shares of Common Stock offered

          P  = the offering price per share of the additional shares

          M = the current market price per share of Common Stock on the record date

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the right, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c) Adjustment for Other Distributions.  If the Company distributes to
              ----------------------------------
any holder of its Common Stock any of its assets (including but not limited to cash, debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company), the Warrant Price shall be adjusted in accordance with the formula:

                              W' = W x       M - F
                                      -----------------
                                               M

     Where:

          W' = the adjusted Warrant Price

          W  = the current Warrant Price

          M = the current market price per share of Common Stock outstanding on the record date mentioned below

          F = the Fair Market Value on the record date of the net assets, securities, rights or warrants applicable to one share of Common Stock.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 7.1.

          (d) Adjustment for Common Stock Issue.  If the Company issues shares
              ---------------------------------
of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Warrant Price shall be adjusted in accordance with the formula:

                                                P
                                       ------------------
                              W' = W x      O + M
                                       ------------------
                                                A

     Where:

          W' = the adjusted Warrant Price

          W  = the then current Warrant Price

          O = the number of shares outstanding immediately prior to the issuance of such additional shares

          P = the aggregate consideration received for the issuance of such additional shares

          M = the current market price per share on the date of issuance of such additional shares

          A = the number of shares outstanding immediately after the issuance of such additional shares

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective after such issuance.

          This subsection (d) does not apply to:

               (1) any of the transactions described in subsections (b) and (c) of this Section 7.1 or

               (2) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or

               (3) Shares of Common Stock issued pursuant to existing options or the exchange of convertible securities on the date hereof.

          (e)  Adjustment for Convertible Securities or Options Issue.  If the
               ------------------------------------------------------
Company issues any securities convertible into or exchangeable for Common Stock or options, rights or warrants to subscribe for, purchase or otherwise acquire any class of Common Stock or convertible securities (other than securities issued in transactions described in subsections (b) and (c) of this Section 7.1) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Warrant Price shall be adjusted in accordance with this formula:

                                                  P
                                        ------------------
                               W' = W x       O + M
                                        ------------------
                                              O + D

     Where:

          W' = the adjusted Warrant Price

          W  = the then current Warrant Price

          O = the number of shares outstanding immediately prior to the issuance of such securities

          P = the aggregate consideration received for the issuance of such securities

          M = the current market price per share on the date of issuance of such securities or to be received upon the exercise of such securities

          D = the maximum number of shares deliverable upon conversion, exercise or in exchange for such securities at the initial conversion price, exercise price or exchange rate

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          No further adjustment in the Warrant Price shall be made upon the subsequent issue of convertible securities or shares of Common Stock upon the exercise of options or conversion or exchange of such convertible securities.

          If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Warrant Price shall promptly be readjusted to the Warrant Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

          This subsection (e) does not apply to convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (f)  Current Market Price.
               --------------------

               (1) In Section 3(b) and subsections (b), (c), (d) and (e) of this
     Section 7.1(a) the current market price per share of Common Stock on any date is:

          (i) if the Common Stock is not registered under the Exchange Act, then, based upon the Fair Market Value of 100% of the Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant shares of the Common Stock do not constitute a majority or controlling interest in the Company; or

          (ii) if the Common Stock is registered under the Exchange Act, the average of the Quoted Prices of the Common Stock for 20 consecutive trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq National Market, or if the Common Stock is listed on a national securities exchange, the last reported sales price of the Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the current market price of the Common Stock shall be determined as if the Common Stock was not registered under the Exchange Act.

               (2) Fair Market Value.  Fair Market Value means the value
                   -----------------
     obtainable upon a sale in an arm's length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board in good faith; provided, however, that if the holder of this Warrant
                          --------  -------
     shall dispute the Fair Market Value as determined by the Board, such holder may undertake to have it and the Company retain an Independent Expert. The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on the Company and such holder. All costs and expenses of the Independent Expert shall be borne by such holder unless the Fair Market Value as determined by the Independent Expert exceeds the Fair Market Value as determined by the Board by 5% but less than 10%, in which case the cost of the Independent Expert shall be shared equally by such holder and the Company, and unless the Fair Market Value as determined by the Independent Expert exceeds the Fair Market Value as determined by the Board by 10% or more, in which case the cost of the Independent Expert shall be borne solely by the Company.

               (3) Independent Expert.  Independent Expert means an investment
                   ------------------
     banking firm reasonably agreeable to the Company and the holder of this Warrant who does not (and whose affiliates do not) have a financial interest in the Company or any of its affiliates.

          (g)  Consideration Received.  For purposes of any computation
               ----------------------
respecting consideration received pursuant to subsections (d) and (e) of this
Section 7.1, the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof;

               (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

          (h)  When De Minimis Adjustment May Be Deferred.  No adjustment in the
               ------------------------------------------
Warrant Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Warrant Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (i) Notice of Adjustment.  Whenever the Warrant Price is adjusted, the
              --------------------
Company shall provide the notice required by Section 11 hereof.

          (j) Voluntary Reduction.  The Company from time to time may reduce the
              -------------------
Warrant Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however,
                                                            --------  -------
that in no event may the Warrant Price be less than the par value of a share of Common Stock.

          Whenever the Warrant Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Warrant Price takes effect. The notice shall state the reduced Warrant Price and the period it will be effect.

          A reduction of the Warrant Price does not change or adjust the Warrant Price otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 7.1.

          (k) Adjustment in Number of Shares.  Upon each adjustment of the
              ------------------------------
Warrant Price pursuant to this Section 7.1, each Warrant outstanding prior to the making of the adjustment in the Warrant Price shall thereafter evidence the right to receive upon payment of the adjusted Warrant Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                              N' = N   x  W
                                         ---
                                          W'

     Where:

          N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Warrant Price

          N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Warrant Price prior to adjustment

          W' = the adjusted Warrant Price

          W  = the Warrant Price prior to adjustment.

          (l) In calculating any adjustment hereunder, the Warrant Price shall be calculated to the nearest cent and the number of Shares purchasable hereunder shall be calculated to the nearest .001 of a share.

          (m) In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Holder shall become entitled to purchase any securities of the Company other than Class A Common Stock, the Company shall duly reserve such securities for issuance and thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to the adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7.

          (n) In any case in which the provisions of this Section 7.1 require that the adjustment shall be effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of the Warrant or portion thereof exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment, and (2) paying to such holder any cash in lieu of a fractional share of Common Stock pursuant to Section 8 hereof; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive additional shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     7.2. Statement on Warrants. Irrespective of any adjustment in the Warrant
          ---------------------
Price or the number or kind of Shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement.

     7.3. Reservation. The Company shall at all times reserve and keep
          -----------
available, free from preemptive rights, so long as the Warrant remains outstanding, out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the exercise of the Warrant and shall take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock.

     The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 11 hereof.

     Before taking any action which would cause an adjustment pursuant to
Section 7.1 hereof to reduce the Warrant Price below the then par value (if any) of the Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Warrant Price as so adjusted.

     The Company covenants that all Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     7.4. Change in Control; Merger; Reorganization.  Notwithstanding anything
          -----------------------------------------
to the contrary contained herein, in the event of (i) a Change of Control (as hereinafter defined), (ii) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or (iii) the sale or transfer of all or substantially all of the assets of the Company to another person, (each, a "Major Event"), the Company shall provide written notice of such occurrence to the Holder (the "Change of Control Notice") at least ten (10) business days prior to the occurrence of such Major Event. The Holder may, within ten (10) business days of receipt of a Change of Control Notice (the "Notice Cutoff Date"), exercise the Warrant and purchase, in accordance with the procedures set forth in Section 3 hereof, up to such number of Shares as the Holder may be entitled to purchase hereunder, provided however, the Holder (i) may condition the exercise of the Warrant and the purchase of the Shares upon consummation of the Major Event, (ii) may require that the acquisition of the Shares and tender of the Warrant Price occur contemporaneously with the consummation of the Major Event, and (iii) may offset and/or credit against the Warrant Price any consideration to be received by the Holder as part of the consummation of the Major Event.

     For purposes of this Agreement, Change of Control shall mean the acquisition by any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of more than 25% of the outstanding shares of Common Stock of the Company.

     8.   Obtaining Stock Exchange Listings.  The Company will from time to time
          ---------------------------------
take all action which may be necessary so that the Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

     9.   Fractional Interests.  The Company shall be required to issue
          --------------------
fractional Shares on the exercise of the Warrant.

     10.  No Rights as Stockholder.  Nothing contained in this Agreement or in
          ------------------------
the Warrant shall be construed as conferring upon the Holder or its transferee any rights as a stockholder of the Company.

     11.  Notices.  Any notice pursuant to this Agreement by the Company or by
          -------
the Holder shall be in writing and shall be deemed to have been duly given if delivered personally with written receipt acknowledged or mailed by certified mail five days after mailing, return receipt requested:

          If to the Holder:

          SHAREHOLDER
          COMPANY
          ADDRESS
          CITY, STATE ZIP
          CONFIDENTIAL


          If to the Company:

          8201 Tristar Drive
          Irving, Texas  75063
          Attention:  Chief Executive Officer

     Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     Upon any adjustment of the Warrant Price pursuant to Section 7.1, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Warrant Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares (or portion thereof) issuable after such adjustment in the Warrant Price, upon exercise of a Warrant and payment of the adjusted Warrant Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrants at his address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

     In case: (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;
(b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (1) of Section 7.1 hereof); (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (d) the Company proposes to take any action (other than actions of the character described in Section 7.1(a)) which would require an adjustment of the Warrant Price pursuant to Section 7; then the Company shall cause to be given to each of the registered holders of the Warrants at his address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     12.  Successors.  All the covenants and provisions of this Agreement by or
          ----------
for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors, heirs and permitted assigns.

     13.  Benefits of this Agreement.  Except as otherwise provided herein,
          --------------------------
nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

     14.  Further Assurances.  The Company hereby agrees promptly to execute, at
          ------------------
the Holder's reasonable request after the issuance of the Warrant, any documents or materials related to the transactions contemplated by this Agreement.

     15.  Time of Essence.  Time is of the essence in interpreting and
          ---------------
performing this Agreement.

     16.  Severability.  In case any provision in this Agreement shall be held
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired hereby.

     17.   Jury Trial; Jurisdiction.  The parties waive the right to a jury
           ------------------------
trial with respect to any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort.

     18.   Governing Law.  This Agreement shall be governed by and interpreted
           -------------
in accordance with the laws of the State of Delaware. The parties, in acknowledgment that they have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

     19.   Attorneys' Fees.  In the event of any disputes arising hereunder
           ---------------
concerning the interpretation or enforcement of this Agreement, a party shall be entitled to recover from the party determined to be in breach its attorneys' fees, costs and expenses.

     20.   Specific Performance.  Each of the parties shall be entitled to
           --------------------
specific performance in the event of a breach by the other party of their respective obligations hereunder. Such remedy shall be in addition to, but shall not replace, any other remedies which might be available under this Agreement, at law or in equity, including without limitation, actions for attorney's fees.

     21.   Registration Rights.  The Shares issuable upon exercise of this
           -------------------
Warrant are subject to certain rights and restrictions pursuant to the Registration Rights Agreement and the Shareholders Agreement.

     22.   Representations of Company.  The Company represents and warrants to
           --------------------------
Holder as follows:

     22.1. Corporate Organization and Good Standing.  The Company is a
           ----------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in all other states where the nature of its business or operations or the ownership of its property requires such qualification.

     22.2. Corporate Approval.  The Company has full corporate power and
           ------------------
authority to execute and deliver this Agreement and all other documents and agreements to be executed and delivered by it hereunder ("Transaction Documents") and to consummate the transactions contemplated hereby. The board of directors of the Company has duly and validly approved the execution, delivery, and performance of this Agreement and the transactions contemplated herein. No other corporate or legal proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes, and the other Transaction Documents, when executed, will constitute, the legal, valid, and binding obligation and agreement of the Company enforceable against the Company in accordance with its terms, subject only to the general law of creditors' rights.

     23.  Certain Terms.  As used herein, the following terms shall have the
          -------------
meanings set forth below:

          "Common Stock" shall mean (A) the class of stock designated as the
           ------------
Class A Common Stock and Class B Common Stock of the Company at the date of this Agreement, or (B) any other class of stock resulting from successive changes or reclassifications of such Common Stock.

          "Common Stock Equivalents" shall mean (without duplication with any
           ------------------------
other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance, upon the passage of time, or upon the occurrence of some future event.



                     [SEE FOLLOWING PAGES FOR SIGNATURES]

Corporation or Trust:                        Address:
                                             -------

____________________________________         ___________________________________
                                             ___________________________________
____________________________________         ___________________________________
(name of entity)

By:_________________________________          __________________________________
Print Name:______________________                     Tax Payer Id. No.
Title:___________________________


Partnership:                                 Address:
                                             -------

____________________________________         ___________________________________
(name of partnership)                        ___________________________________
                                             ___________________________________

By:_________________________________         ___________________________________
      (name of general partner)                       Tax Payer Id. No.


By:_________________________________
Print Name:______________________
Title:___________________________



Individual(s):                               Address:
                                             -------
(indicate style of ownership if more
than one (1) individual (e.g. JTWROS)        ___________________________________
                                             ___________________________________
____________________________________         ___________________________________

Print Name:______________________            ___________________________________
                                                      Social Security No.

____________________________________         ___________________________________
Print Name:______________________                     Social Security No.
Style of Ownership:______________


                         SIGNATURE PAGE FOR THE HOLDER

"Company"                                    EVERCOM, INC.,
                                             a Delaware corporation



                                             By:    /s/ JEFFREY D. CUSHMAN
                                                    ----------------------------
                                             Name:  Jeffrey D. Cushman
                                             Title: Vice President

EXHIBIT 1.4A to
------------
Warrant Agreement


WARRANT NO.___________


     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, EXCHANGED, MORTGAGED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) UPON RECEIPT OF AN OPINION OF THE COUNSEL TO THE TRANSFEROR, REASONABLY ACCEPTABLE TO THE ISSUER, THAT SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION IS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD THE DISTRIBUTION OR RESALE THEREOF, AND AGREES TO COMPLY WITH THE WARRANT AGREEMENT, DATED AS OF MARCH 12, 1999, BY AND AMONG EVERCOM, INC., A DELAWARE CORPORATION (THE "COMPANY") AND ____________________________ (THE "HOLDER"), THE
     REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 27, 1996 BY AND AMONG THE COMPANY, AND ITS SHAREHOLDERS AND WARRANTHOLDERS, AND THE SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 27, 1996 BY AND AMONG THE COMPANY, AND ITS SHAREHOLDERS AND WARRANTHOLDERS."



                          WARRANT TO PURCHASE SHARES
                          OF CLASS A COMMON STOCK OF
                         EVERCOM, INC. $.01 PAR VALUE

                    Exercisable commencing March 12, 1999;
                         Void after December 31, 2007;


     THIS CERTIFIES that, for value received, _______________________________ ____________________________________________________ ("Holder"), or registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from Evercom, Inc., a Delaware corporation (the "Company"), up to ___________ shares of Class A Common Stock, $0.01 par value ("Shares"), of the Company commencing at 9:00 a.m., Eastern

                          Exhibit 1.4A - Page 1 of 3
time, on March 12, 1999, and continuing up to 5 p.m. Eastern time on December 31, 2007, at an initial per share price of $1,000.00. This Warrant is issued pursuant to a Warrant Agreement between the Holder and the Company dated as of March 12, 1999, the terms of which are incorporated by reference herein and made a part of this instrument and are referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders of the Warrant. This Warrant is also subject to the terms and obligations of the Shareholders Agreement dated December 27, 1996 by and among the Company, the Holder and the other warrantholders and shareholders of the Company.

     This Warrant may be exercised by the holder hereof, in whole or in part by the presentation and surrender of this Warrant with the form of Election to Purchase duly executed, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the purchase price in cash, by cashier's check, or by wire transfer or partially in cash, cashier's check or wire transfer and the remainder pursuant to Section 3 of the Warrant Agreement. Certificates for the Shares so purchased shall be delivered or mailed to the Holder promptly after this Warrant shall have been so exercised, and, unless this Warrant has expired or has been exercised in full, a new Warrant identical in form but representing the number of Shares with respect to which this Warrant shall not have been exercised shall also be issued to the holder hereof.

     The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Warrant Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. Fractions of a share of Common Stock may be issued upon the exercise of any Warrant.

     Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company.

                          Exhibit 1.4A - Page 2 of 3

Dated:  March 12, 1999             EVERCOM, INC.,
                                   a Delaware corporation



                                   By:  ________________________________

                          Exhibit 1.4A - Page 3 of 3

EXHIBIT 1.4B to
------------
Warrant Agreement



                          ___________________________



                             ELECTION TO PURCHASE
                             --------------------



___________________:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ Shares provided for therein, and requests that certificates for the Shares be issued in the name of:



     (Please Print Name, Address and Tax Identification Number) and, if said number of Shares shall not be the total number of Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or its assignee as below indicated and delivered to the address stated below:

Dated: ________________, _________


          Name of Holder or Assignee (Please Print):

          _____________________________________

          Address: _________________________________________

          Signature:________________________________________


     Signature Guaranteed: Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                 (To be signed only upon assignment of Warrant)

                          Exhibit 1.4B - Page 1 of 2

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

__________________________________
__________________________________
__________________________________
__________________________________
__________________________________


(Name and Address of Assignee must be Printed or Typewritten) the within Warrant, hereby irrevocably constituting and appointing ___________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _________________, __________



                                         ____________________________________
                                         Signature of Registered Holder


            Signature Guaranteed: Note:  The above signature of this assignment must correspond with the name as
                                         written upon the face of the within
                                         Warrant certificate in every
                                         particular, without alteration or
                                         enlargement or any change whatever.

                          Exhibit 1.4B - Page 2 of 2

EXHIBIT 1.6 to
-----------
Warrant Agreement



                            [letterhead of Holder]



____________________, 19 _____


EVERCOM, INC.:


     The undersigned warrantholder ("Holder") hereby represents and warrants to you as follows:


          (a) The Holder is acquiring the Shares and the Warrant for Holder's own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;

          (b) The Holder is an "accredited investor", as defined in Rule 501 promulgated under the Securities act of 1933, as amended (the "1933 Act");

          (c) The Holder understands that Holder may not sell or dispose of the Shares or the Warrant in the absence of either a registration statement under the 1933 Act or an exemption from the registration provisions of the 1933 Act;

          (d) The Holder understands that the Warrant and the Shares are subject to restrictions on transfer as provided in the Shareholders Agreement;

          (e) The Holder understands and agrees that if he should decide to dispose of or transfer any of the Shares or the Warrant, he may dispose of them only (i) to an "accredited investor", (ii) in compliance with the 1933 Act, as then in effect, and (iii) upon delivery to the Company of an opinion, in form and substance reasonably satisfactory to the Company, of recognized securities counsel to the effect that the disposition or transfer is to be made in compliance with all applicable federal and state securities laws; and

          (f) The Holder understands that stop-transfer instructions to the foregoing effect will be in effect with respect to the Shares and the Warrant.

                           Exhibit 1.6 - Page 1 of 2

     IN WITNESS WHEREOF, the undersigned has caused this letter to be duly executed, all as of the day and year first above written.


[HOLDER]



By: ________________________________

Title: ___________________________


                           Exhibit 1.6 - Page 2 of 2